EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Form 8K/A (Amendment No. 1), of our report dated May 6, 2011, of Inmotx, Inc. and Subsidiaries for the year ended December 31, 2010 and to the reference to our Firm under the caption "Experts" in the Form 8K/A.

   /s/ Armanino McKenna
     Armanino McKenna

San Jose, California

May 9, 2011